POWER OF ATTORNEY

Know All Men By These Presents:

That William K. Pou, Jr. has made, constituted and appointed, and by these presents does make, constitute
and appoint the Chief Executive Office (CEO) and the Chief Financial Officer
(CFO) of CenterState
Banks of Florida, Inc. (the Company), or either of them, my lawful attorney for me and in  my name,
place and stead, giving and granting unto said attorney full power and authority to do and perform all and
every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all
intents and purposes, as I might or could do it personally present, with full power of substitution and
revocation, hereby ratifying and confirming all that said attorney or substitute shall lawfully do or cause to
be done by virtue hereof in connection with the execution and delivery of the following documents for and
on behalf of the undersigned:

All Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934,
as amended, and the rules and regulations thereunder, and to do and perform all necessary or
desirable acts to complete and execute any of those Forms 3, 4 or 5 or any amendments, and
timely file those Forms with the Securities and Exchange Commission and any stock
exchange or similar authority; and take other action in connection with the foregoing which,
in the opinion of either the CEO or the CFO is in my best interests or legally required.

In Witness Whereof, I have hereunto set my hand and seal the   26th  day of
April, 2012.

Signed, sealed and delivered in the presence of :

/s/ James J. Antal        /s/ William K. Pou, Jr.
Witness Signature      William K. Pou, Jr.
        200 N. Phosphate Blvd.
James J. Antal        Mulberry, FL 33860
Printed Name

/s/ Jennifer Idell
Witness Signature

Jennifer Idell
Printed Name

STATE OF FLORIDA
COUNTY OF POLK

The foregoing instrument was acknowledged before me this 26th day of April,
2012, by Joshua A. Snively.

       /s/ Ruth Bautista
       Ruth Bautista
       Printed Name
       Notary Public, State of Florida

Personally Known      or Produced Identification X
Type of Identification Produced:  Florida Drivers License